UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2013

Marathon Oil Corporation
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 13, 2013, Marathon Oil Corporation (the “Company”) announced that Clarence P. Cazalot, Jr., chairman, president and CEO of the Company, has elected to retire effective December 31, 2013 after almost 14 years leading the Company. Effective August 1, 2013, Mr. Cazalot will serve as Executive Chairman through December 31, 2013. The Company has no employment agreement with Mr. Cazalot, and he will not receive any severance payments upon his retirement. The treatment of his compensation upon retirement will be consistent with the Company's past practice and programs as described on pages 54-55 and 65-68 of the Company's 2013 Proxy Statement.
On June 13, 2013, the Company also announced that the Board of Directors (the “Board”) elected Lee M. Tillman to the Board and to succeed Mr. Cazalot as president and CEO effective August 1, 2013. Since 2010, Mr. Tillman, 51, served as vice president of Engineering for ExxonMobil Development Company where he was responsible for all global engineering staff engaged in major project concept selection, front end design and engineering. Between 2007 and 2010, he served as North Sea production manager and lead country manager in Stavanger, Norway. From 2006 to 2007, he served as acting vice president, ExxonMobil Upstream Research Company. Mr. Tillman began his career in the oil and gas industry at Exxon Mobil Corporation in 1989 as a research engineer and has extensive operations management and leadership experience that has included assignments in Jakarta, Indonesia; Aberdeen, Scotland; Stavanger, Norway; Malabo, Equatorial Guinea; Dallas and New Orleans. He holds a bachelor of science degree in chemical engineering with honors from Texas A&M University and a PhD in chemical engineering from Auburn University. Mr. Tillman has extensive knowledge and experience in global operations, project execution and leading edge technology. At this time, no determination has been made with respect to related person transactions for Mr. Tillman.
As president and CEO, Mr. Tillman will receive a base salary of $1,000,000 per year. Mr. Tillman will participate in the Company's annual cash bonus program with a target award of 125% of base salary. In addition, Mr. Tillman will receive a cash sign-on bonus of $3,000,000, less required tax withholdings and subject to certain repayment obligations, to be paid in three installments. The first installment of $2,000,000 will be payable within 30 days of August 1, 2013, the second installment of $500,000 will be payable within 30 days of August 1, 2014, and the third installment of $500,000 will be payable within 30 days of August 1, 2015. Mr. Tillman will also receive a sign-on grant of Company restricted stock valued at $1,000,000. One-third of the restricted shares granted will vest on the first anniversary of the date of grant, one-third of the shares granted will vest on the second anniversary of the date of grant, and one-third of the shares granted will vest on the third anniversary of the date of grant. He will also receive grants of stock options and restricted stock representing the 2013 annual long-term incentive awards. As soon as administratively feasible, Mr. Tillman will receive a grant of restricted shares valued at approximately $3,000,000, which will cliff vest on the third anniversary of the date of grant, and a grant of stock options valued at approximately $3,000,000 with one-third of the options vesting on the first anniversary of the date of grant, one-third of the options vesting on the second anniversary of the date of grant, and one-third of the options vesting on the third anniversary of the date of grant. Beginning in February 2014, Mr. Tillman will become eligible to participate in the Company's annual long-term incentive awards program. Mr. Tillman will participate in all other elements of the Company's executive compensation and benefits plans, including as an eligible participant in the Company's retirement plans. Those plans are outlined in the Company's 2013 Proxy Statement. Like Mr. Cazalot, Mr. Tillman will not have an employment agreement with the Company.
Mr. Tillman will not receive any fees for his service on the Board.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2013, the Board amended the Company's By-laws (“By-laws”). The amendments are effective August 1, 2013. Article III, Section 3.1 was amended to provide that the Chairman may be an officer of the Company. Section 3.2 was added to provide that the Chairman of the Board may be an employee or officer of the Company and will preside at meetings of the Board and stockholders. Former Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, and 3.9 were renumbered to 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, and 3.10, respectively, and Article VI, Section 6.10(a) was amended to provide that a Lead Director will be elected by the Board if the Chairman is not independent. The By-laws did not provide for a Chairman position, and these amendments were necessary to allow Mr. Cazalot to serve as Executive Chairman and to otherwise ensure the Company would have an independent Lead Director during such time as Mr. Cazalot served as Executive Chairman.

As amended, Article III, Section 3.1 of the By-laws provides, in part, that the principal officers of the Company will be elected by the Board and that all other offices, titles, powers and duties with respect to principal officers shall be determined by the Board from time to time, which can include the Chairman as an officer of the Company. Article III, Section 3.2 of the By-laws provides, in part, that the Chairman of the Board may be an employee or officer of the Company and will, if present, preside at meetings of the Board and stockholders, exercise and perform such other duties as may be assigned by the Board and report to the Board. Article VI, Section 6.10(a) of the By-laws provides, in part, that the definition of “Lead Director” shall mean the Director elected by the Board, not less than annually, by the affirmative vote of a majority of the non-employee Directors in the event (i) the

Chairman and Chief Executive Officer positions are not separate, or (ii) the Chairman is not independent according to the standards for director independence set forth in the Company's Corporate Governance Principles.

The foregoing summary of the amendments to the By-laws is qualified in its entirety by reference to the complete amendments to Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9 and 6.10(a) of the By-laws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

9.01. Financial Statements and Exhibits

3.1    Amendments to By-laws of Marathon Oil Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2013		MARATHON OIL CORPORATION

	By:	/s/ Sylvia J. Kerrigan
Sylvia J. Kerrigan
Executive Vice President, General Counsel & Secretary

Exhibit Index

3.1    Amendments to By-laws of Marathon Oil Corporation